ACKNOWLEDGMENT OF PARI PASSU LOAN COMBINATION SPECIAL SERVICER

August 30, 2013

BY OVERNIGHT COURIER

Deutsche Bank Trust Company Americas, as Trustee
for the registered holders of UBS-Citigroup Commercial Mortgage
Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 1761 East St. Andrew Place
Santa Ana, CA  92705
Attention:  Trust Administration - UB11C1

Deutsche Bank Trust Company Americas,
as Certificate Administrator and Paying Agent
1761 East St. Andrew Place
Santa Ana, CA  92705
Attention:  Trust Administration - UB11C1

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, NC  28202
Attention:  UBS-Citigroup 2011-C1 Asset Manager

Wells Fargo Bank, National Association,
Legal Department
45 Fremont Street, 27th Floor
San Francisco, CA  94105
Attention:  Commercial Mortgage Servicing Legal Support

Mayer Brown LLP
214 N. Tryon Street, Suite 3800
Charlotte, NC  28202
Attention:  Christopher J. Brady

Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street, Suite 700
Overland Park, KS  66210
Attention:  President

Stinson Morrison Hecker LLP
1201 Walnut Street, Suite 2900
Kansas City, MO  64106-2150
Attention:  Kenda K. Tomes

Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor
New York, NY  10013
Attention:  Paul Vanderslice

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 19th Floor
New York, NY  10013
Attention:  Richard Simpson
Attention (by electronic copy):  Ryan M. O'Connor
Ryan.m.oconnor@citi.com

TriMont Real Estate Advisors, Inc.
3424 Peachtree Road, NE, Suite 2200
Atlanta, GA  30326
Attention:  J. Gregory Winchester

McKenna Long Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, GA 30308
Attention: Patrick M. McGeehan, Esq.

Re:     UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial
           Mortgage Pass-Through Certificates, Series 2011-C1

Ladies and Gentlemen:

           Reference is made to that certain Pooling and Servicing Agreement, dated as of December 1, 2011 (the "Pooling and Servicing Agreement"), among Citigroup Commercial Mortgage Securities Inc., as Depositor, Wells
Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Deutsche
Bank Trust Company Americas, as Trustee, Certificate Administrator, Paying
Agent and Custodian, and TriMont Real Estate Advisors, Inc., as Operating Advisor, relating to UBS-Citigroup Commercial Mortgage Trust 2011-C1,
Commercial Mortgage Pass-Through Certificates, Series 2011-C1, as amended by that certain Amendment Number 1 to Pooling and Servicing Agreement, dated as of June 6, 2012 (the "First Amendment"; the Pooling and Servicing Agreement, as amended by the First Amendment, is referred to herein as the "Amended Pooling and Servicing Agreement"), among Citigroup Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as
Special Servicer, Deutsche Bank Trust Company Americas, as Trustee, Certificate Administrator, Paying Agent and Custodian, and TriMont Real Estate Advisors, Inc., as Operating Advisor. Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Pooling and Servicing Agreement.

Pursuant to Sections 3.22 of the Pooling and Servicing Agreement, the undersigned hereby agrees with all of the other parties to the Amended Pooling and Servicing Agreement that the undersigned shall, effective on and after the date hereof, serve as the Pari Passu Loan Combination Special Servicer under the Amended Pooling and Servicing Agreement with respect to all of the Pari Passu Loan Combinations. As of the date hereof, the undersigned hereby assumes all of the responsibilities, duties and liabilities of the Pari Passu Loan Combination Special Servicer under the Amended Pooling and Servicing Agreement with respect to all of the Pari Passu Loan Combinations arising on and after the date hereof, and hereby acknowledges and agrees that it is and shall be a party to the Amended Pooling and Servicing Agreement and bound thereby to the full extent indicated therein in the capacity of the Pari Passu Loan Combination Special Servicer under the Amended Pooling and
Servicing Agreement with respect to all of the Pari Passu Loan Combinations. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.04(b) of the Pooling and Servicing Agreement mutatis mutandis, with the following corrections with respect to type of entity and jurisdiction of organization: Rialto Capital Advisors, LLC is a limited liability company, organized and existing in good standing under the laws of the State of Delaware.

           All demands, notices and communications to Rialto Capital Advisors, LLC, as Pari Passu Loan Combination Special Servicer, pursuant to the
Amended Pooling and Servicing Agreement shall be addressed as follows:
Rialto Capital Advisors, LLC, 790 NW 107th Avenue, 4th Floor, Miami,
Florida 33172, Attention: Liat Heller, facsimile number: (305) 229-6425, e-mail: liat.heller@rialtocapital.com; with copies to 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172, Attention: Jeff Krasnoff, facsimile number
(305) 229-6425, e-mail: jeff.krasnoff@rialtocapital.com, Attention: Niral Shah, facsimile number (305) 229-6425, email: niral.shah@rialtocapital.com, and Attention: Adam Singer, facsimile number (305) 229-6425, email: adam.singer@rialtocapital.com.

RIALTO CAPITAL ADVISORS, LLC, a Delaware limited liability company


By: /s/ Jeffrey P. Krasnoff
Name: Jeffrey P. Krasnoff
Title: Chief Executive Officer